SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

AMERICAN HOME FOOD PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

AMERICAN HOME FOOD PRODUCTS, INC.

483 TENTH AVENUE, 2ND FLOOR
NEW YORK, NEW YORK 10018

June 1, 2010

Dear Shareholders:

Enclosed is a notice of an Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 483 Tenth Avenue, 2nd Floor, New York 10018 at 10:00 a.m. on Thursday, July 22, 2010.  We hope that your schedule will allow you to attend the meeting.

The matters to be considered and voted upon at the Annual Meeting are set forth in the attached Notice of the Annual Meeting of Shareholders and described more fully in the related Proxy Statement which accompanies this letter.

We look forward to meeting those of you who are able to be present at the meeting.  However, whether or not you plan to attend, it is important that your shares be represented.  Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Very truly yours,

Daniel W. Dowe

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, JULY 22, 2010

To the Shareholders of
American Home Food Products, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Home Food Products, Inc. (the “Company”) will be held at the Company’s principal executive offices located at 483 Tenth Avenue, 2nd Floor, New York 10018 at 10:00 a.m. on Thursday, July 22, 2010.  The matters to be voted upon at the meeting will be:

1.	To elect the nominated directors to hold office until the next Annual Meeting) or until their successors are elected.

2.	To ratify the appointment of Sherb & Co., LLP as the Company’s independent auditors for the fiscal year ending May 31, 2011.

3.	To change the company’s name from American Home Food Products, Inc. to Artisanal Brands, Inc.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors have fixed the close of business on Monday, May 24, 2010 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting, and at any adjournments, if necessary.  The transfer books of the Company will not be closed.

You are cordially invited to attend the meeting and vote your shares.   In the event you cannot attend the meeting, please complete, date, sign and return the enclosed proxy in the envelope provided, or send it to us by facsimile at 212-239-1474.  Your prompt response will be appreciated.  A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.  If you have questions regarding the Annual Meeting, please call 212-871-3139.

By Order of the Board of Directors

Daniel W. Dowe, President

New York, New York
June 1, 2010

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

JULY 22, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Home Food Products, Inc., a New York corporation (the “Company”), of proxies to be used at the Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 483 Tenth Avenue, 2nd Floor, New York 10018 at 10:00 a.m. on Thursday, July 22, 2010, or any adjournments thereof (the “Annual Meeting”).  This Proxy Statement and the accompanying form of proxy are expected to be  mailed to shareholders on or about June 1, 2010.

Holders of record of the $.001 par value Common Shares of the Company (“Common Stock”) on May 24, 2010 will be entitled to vote at the meeting.  On that date, there were __________________ shares of Common Stock outstanding, each of which are entitled to one vote on all matters properly submitted for a vote of the shareholders at the Annual Meeting.  Only holders of record at the close of business on May 24, 2010 will be entitled to notice of and to vote at the Annual Meeting.

All Common Shares represented by properly executed proxies in the accompanying form received by the Company in sufficient time to permit examination and tabulation before a vote is taken will be voted in accordance with the directions of the shareholder specified on the proxy.  IF NO DIRECTIONS HAVE BEEN SPECIFIED BY MARKING THE APPROPRIATE SQUARES ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.  A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or at the opening of the meeting.   Any written notice of revocation or subsequent proxy should be sent to American Home Food Products, Inc., c/o Daniel W. Dowe, President, 483 Tenth Avenue, 2nd Floor, New York 10018, or by facsimile at 212-239-1474 or by email to: hfiggins@artisanalcheese.com or in person at the Annual Meeting at or before the taking of the actual vote.

VOTING IN PERSON

If you plan to attend the meeting and wish to vote in person, we will give you a ballot to vote at the meeting. However, if you are a shareholder and your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on May 24, 2010, the record date for voting.

BROKER NON-VOTES

A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares (known as “broker non-votes”). For shares that are registered in the name of a broker or other “street name” nominee, the shareholder’s votes will only be counted as to those matters actually voted. The shares subject to any such proxy that are not being voted with respect to a particular proposal may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares not being voted as to a particular matter, and directions to “withhold authority” to vote for directors, will be considered as abstentions. As a result, an abstention or broker non-vote will have no effect with respect to the election of directors or the proposal to approve the auditors. An abstention or broker non-vote will have the effect of a vote against the proposal to change the name of the Company.

The holders of Common Stock entitling them to a majority of the voting power of the Company must be present in person or by proxy at the Annual Meeting to constitute a quorum for conducting business. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for purposes of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Shares voted as abstentions and broker non-votes on any matter (or a “withheld authority” vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter.

The affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting will be required to approve:  (1.) Electing the nominated directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected; (2) ratifying the appointment of Sherb & Co., LLP  as the Company’s independent auditors for the fiscal year ending May 31, 2011 (3) changing the Company’s name to Artisanal Brands, Inc. and (4) to transact such other business as may properly come before the meeting or any adjournments thereof.

Please read the proxy carefully. You will find additional information about the Company in its recent filings with the United States Securities and Exchange Commission at www.sec.gov.

The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

MANAGEMENT PROPOSAL I

ELECTION OF DIRECTORS

The following resolution will be offered by the Board of Directors at the Annual Meeting:

RESOLVED, that the following persons be elected to serve as directors of the company and to hold that office until the next Annual Meeting of Shareholders or until their successors are elected with each director being compensated in the sum of 50,000 shares of the Company’s common stock (except for Mr. Dowe, the sole member of management that is compensated through an existing employment agreement with the Company.)

Mr. Keith DeMatteis
Mr. Daniel Dowe
Mr. Charles Knott
Mr. William Lavin
Mr. Donald Moriarty
Mr. John Nesbett
Mr. Jeffrey Roberts
Mr. Thomas Thornton

The Board of Directors Recommends a Vote FOR the adoption and approval of the Foregoing Resolution for the following reasons:

Information regarding the nominees and other directors filling unexpired terms is set forth below, including information regarding their principal occupations currently and for the preceding five years. Ownership of Common Stock of the Company is given as of May 24, 2010. To the best of the Company's knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.   All nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected, until the annual meeting of shareholders to be held in 2011 and until his successor is duly elected and qualified.

Nominees proposed for election for Terms			Common	Percentage
Expiring in July 2011			Stock	Common
	Age	Position	Ownership	Stock1

Keith DeMatteis	46	Director	3,089,432	6.7%

For the past five years, Mr. DeMatteis has been a principal of Calakar Construction Services and DeMatteis Development Organization, which is a closely-held developer of large scale real estate projects in the United States and in international markets.  Mr. DeMatteis became a director of the Company in January 2001.  His current term expires in 2010.

Daniel Dowe	48	Chairman	7,096,312	13.7	%2
		President
For the past five years, Mr. Dowe has served as the Company’s president, chief executive officer and as a director.  Mr. Dowe became a director in March, 1997, Acting President on November 17, 1997 and President and Chief Executive Officer on April 1, 1998.  Upon the acquisition of Artisanal Cheese LLC in August 2007, he became Chairman, Chief Executive Officer and President of the Company.   In May 1993 he founded Dowe & Dowe, a New York City-based law firm, where he practiced primarily corporate and securities law until joining the Company full time in April 1998.   Before practicing law, he was employed by Alliance Capital Management Company from 1984 to 1986, Salomon Brothers (now Salomon Smith Barney, a division of Citigroup, Inc.) from 1986 to 1988 and J.P. Morgan Bank from 1988 to 1990.His current term as a director expires in 2010.
		CEO

1 Ownership on a fully-diluted basis
2 Includes 721,312 shares held by Mr. Dowe’s spouse.

Charles A. Knott	69	Director	110,000	0.2%

Mr. Knott has over 34 years of experience as a portfolio manager and investment strategist.  He is founder, Chief Executive Officer, Chief Investment Officer, and Chairman of Knott Capital, a firm that manages about $500 million of assets. He holds the same offices at CAK Publications, Inc., a Wall Street research company that regularly issues macro-economic based commentaries as wellas periodic special investment reports.  Mr. Knott's fund, Aegis Fund LP is a preferred shareholder of Company having participated in the equity raise in August 2007 to purchase Artisanal Cheese LLC from its former owners.  More recently, the same fund is among several lenders who have extended a term loan to the Company in further support of the Company’s expansion into specialty and retail markets.   Mr. Knott became a director of the Company in 2009.   His current term expires in 2010.

William K. Lavin	66	Director	125,049	0.3%

For the past fifteen years, Mr. Lavin has operated his own business consulting firm that he formed in 1994.  From 1993 to 1994, Mr. Lavin was Chief Executive Officer of Woolworth Corporation (renamed “Foot Locker Inc.”) From 1991 to 1993, he served as Woolworth’s Chief Administrative and Financial Officer.  Since 1992 has served on the board of directors of the Allegheny Corporation (NYSE:Y).  He became a director of the Company in October, 1997.  His current term expires in 2010.

Donald P. Moriarty, Jr.	53	Director	110,000	0.2%

In 1991, Mr. Moriarty founded his own advertising and marketing services agency, Moriarty Communications.  He later formed apartnership with Sir Richard Branson of the Virgin Group in London to form CMG Communications, an award-winning advertising agency best known for its humorous advertising created for Virgin Atlantic Airways.   In 2006, Mr. Moriarty sold his interest in CMG Communications and has been focused on charitable activities in recent years.  He became a director of the Company in 2009 and his current term expires in 2010.

John G. Nesbett	42	Director	205,000	04%

For the past four years, John G. Nesbett has been Founder and President of Institutional Marketing Services, Inc. (IMS), a financial communications firm focused on emerging growth companies.  From 2003 to 2005, he was Managing Director and President of The Investor Relations Group.  From 1990 to 2002 he held various positions at Lippert/Heilshorn & Associates, ultimately becoming Managing Director.  Mr. Nesbett became a director in January 2008.  His current term expires in 2010.

Jeffrey Roberts	64	Director	110,000	0.2%

In 2004 Mr. Roberts co-founded the Vermont Institute for Artisan Cheese at the University of Vermont where he continues to serve as a principal consultant.  In 2007, he authored the “Atlas of American Cheese” a compendium of farmstead cheese  producers throughout the United States.  From 2003 to the present Mr. Roberts has been a director, Treasurer and Northeast Regional Governor of Slow Food USA, a non-profit educational organization devoted to preserving traditional food ways and environmental sustainability.  Since 2003 he has been a director of the Vermont Arts Council and from 1998 to 2004 served on the Vermont Fresh Network board.  From 2003 to 2007 he has provided consulting services to the US National Park Service and in 2007 authored a compendium of national parks and their products.  Mr. Roberts became a director of the Company in January 2008.   His current term expires in 2010.

Thomas Thornton	64	Director	210,000	0.5%

From 1990 to 1997 Mr. Thornton served as Chief Executive Officer of Dean & Deluca in New York, NY. From 1999 to 2003he served as CEO of Carmine’s (a South Florida Specialty Food and Restaurant Chain), and from 1983 to 1987 he served as CEO at Orchard Supply Hardware in San Jose, CA. Mr. Thornton has consulted for Lindt Chocolates, Godiva Chocolates, Ghirardelli’s, and other entrepreneurial and retail chains.  Mr. Thornton became a director in January 2008.  His current term expires in 2010.

MANAGEMENT PROPOSAL II

RATIFICATION OF INDEPENDENT AUDITORS

The following resolution will be offered by the Board of Directors at the Annual Meeting:

RESOLVED, that the appointment of Sherb & Co., LLP by the Board of Directors of the Corporation to conduct the Annual audit of the financial statements of the Company for the fiscal year ending May 31, 2011 is ratified, confirmed and approved.

The Board of Directors Recommends a Vote FOR the adoption and approval of the Foregoing Resolution for the following reasons:

The Board of Directors would like to ratify its resolution to hire the firm Sherb & Co., LLP as its independent auditors to audit the financial statements of the Company for the fiscal year ending May 31, 2011.  Sherb & Co. has audited the Company’s financial statements for the previous fiscal year.  A representative of Sherb & Co., LLP is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.  In addition to providing annual auditing services, Sherb & Co. will review the Company’s quarterly financial statements before they are submitted for filing with the United States Securities and Exchange Commission.

In the event this resolution does not receive the necessary vote for adoption, or if for any reason Sherb & Co. ceases to act as auditors of the Company, the Board of Directors will appoint other independent public accountants as auditors.

AUDITING FEES

It is anticipated that the fees payable to Sherb & Co. for services rendered to audit the Company’s financial statements for the fiscal period ending May 31, 2011 and for its review of the Company’s three quarterly reports in fiscal year 2011 will be approximately $35,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION
FEES AND ALL OTHER FEES

The Company did not incur any fees relating to financial information systems design and implementation, or for other services rendered by its independent outside auditors.

MANAGEMENT PROPOSAL III

CORPORATE NAME CHANGE

The following resolution will be offered by the Board of Directors at the Annual Meeting:

RESOLVED, that the Company shall change its name to Artisanal Brands, Inc.

The Board of Directors Recommends a Vote FOR the adoption and approval of the Foregoing Resolution for the following reasons:

The Company will register the name Artisanal Brands, Inc. as the formal name of the Company.  With the Company’s current focus being on acquisition opportunities in the food and beverage sector, the name change will give the Company a recognizable presence in the industry in which it does business.

PROPOSALS FOR 2011 ANNUAL MEETING

It is currently anticipated that the next meeting for the fiscal year ending May 31, 2012 (the “2011 Annual Meeting”) will be held in July 2011. Shareholders who intend to submit proposals for inclusion in the 2011 Proxy Statement and Proxy for shareholder action at the 2011 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than March 30, 2011. Additionally, if the Company receives notice of a shareholders proposal after May 15, 2011, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the person named in proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to the proposal.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the meeting other than those described above.  If any other matter should properly come before the meeting, or any adjournment thereof, it is intended that the shares represented by proxies in the accompanying form will be voted by the holders of the proxies in their discretion.

COST OF PROXIES

The Company will bear the cost of solicitation of proxies.  In addition to the use of the mails, proxies may be solicited by certain officers, directors and regular employees of the Company without extra compensation by telephone, facsimile, overnight or expedited courier, or email or in person.  The Company will also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse any forwarding expenses.

FORWARD-LOOKING STATEMENTS

Except for historical information contained in this proxy statement, the matters discussed are forward-looking statements and involve risks and uncertainties. When used herein, words such as “anticipate”, “believe”, “could”, “estimate”, “expect” and “intend” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; and the risk factors set forth in this proxy statement. Laser undertakes no obligation to update forward-looking statements as a result of future events or developments.

AVAILABLE INFORMATION

ANNUAL AND QUARTERLY REPORTS

A copy of the Company’s Annual Report on Form 10-K for the year ended May 31, 2009 and Form 10-Q for the quarterly periods ending August 31, 2009, November 30, 2009, and February 28, 2010, will be sent without charge to any shareholder requesting the same in writing from:  American Home Food Products, Inc., Attention: Investor Relations, 483  Tenth Avenue, New York,  New York 10018 , Telephone 212-871-3139, Facsimile, 212-239-1474, or by Email hfiggins@artisanalcheese.com. The Annual Report and the Quarterly Reports may also be retrieved electronically through the website www.sec.gov.

By Order of the Board of Directors,

Daniel W. Dowe, President

New York, New York
June 1, 2010

P R O X Y

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN HOME FOOD PRODUCTS, INC.

JULY 22, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN HOME FOOD PRODUCTS, INC. PURSUANT TO THE PROVISIONS OF NEW YORK BUSINESS CORPORATION LAWS.

The undersigned shareholder of American Home Food Products, Inc. (“AHFP”), having received the Notice of Meeting dated June 1, 2010 of the Annual Meeting of Shareholders ("Annual Meeting") and the Proxy Statement dated June 1, 2010 hereby nominates, constitutes, appoints and authorizes Daniel W. Dowe, President of AHFP as attorney of the undersigned with power of substitution, as proxy for me and in my name, place and stead, to vote all the Common Shares of said corporation standing in my name on its books on May 24, 2010 at the Annual Meeting to be held at the Company’s offices being located at 483 Tenth Avenue, 2nd Floor, New York 10018 at 10:00 a.m. on Thursday, July 22, 2010, or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY  PURSUANT TO THE PROVISIONS OF THE NEW YORK BUSINESS CORPORATION LAW. A Vote FOR Proposals I, II, and III are recommended.  When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR Proposals I, II, and III.

The above-named Attorneys and Proxies are instructed to vote all the undersigned's shares as follows:

I.	THE ELECTION OF DIRECTORS:

Nominees*	Mr. Keith DeMatteis
Mr. Daniel Dowe
Mr. Charles Knott
Mr. William Lavin
Mr. Donald Moriarty
Mr. John Nesbett
Mr. Jeffrey Roberts
Mr. Thomas Thornton

The Board of Directors Recommends a Vote FOR the Nominees Listed Above.

___ FOR the Election of All Nominees Listed Above. (except as marked to the Contrary Above**)

___ Withhold Authority to Vote for All Nominees Listed Above.

*ALL NOMINEES SHALL SERVE FOR A TERM OF ONE YEAR.

** TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME ABOVE

II.	RATIFICATION OF BOARD OF DIRECTORS RESOLUTION APPOINTING SHERB & CO., LLP AS THE COMPANY'S INDEPENDENT AUDITORS

FOR ___ AGAINST ___ ABSTAIN ___

The Board of Directors Recommends a Vote FOR the Foregoing Proposal.

III.	CHANGE THE COMPANY'S NAME TO ARTISANAL BRANDS, INC.

FOR ___ AGAINST ___ ABSTAIN ___

The Board of Directors Recommends a Vote FOR the Foregoing Proposal.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I, II and III.  IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

THIS PROXY MAY BE REVOKED BY WRITING TO AMERICAN HOME FOOD PRODUCTS, INC., C/O DANIEL W. DOWE, 483 TENTH AVENUE, 2ND FLOOR, NEW YORK 10018.  FACSIMILES WILL BE ACCEPTED AT 212-239-1474 OR IN PERSON AT THE ANNUAL MEETING BEFORE THE TAKING OF THE VOTE.

Dated this ____ day of _________________, 2010

Signature(s) of Shareholder(s)

Please print name(s)

Street address

Please complete, date and sign exactly as your name(s) appear on your stock certificate. Joint owners should each sign personally. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. For shares held by a corporation, please affix its corporate seal.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY TO THE COMPANY AT:

AMERICAN HOME FOOD PRODUCTS, INC.
c/o PROXY DEPARTMENT
483 TENTH AVENUE, 2ND FLOOR
NEW YORK, NEW YORK 10018

PROMPTLY USING THE ENCLOSED ENVELOPE, OR BY FACSIMILE AT 212-239-1474

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD